Exhibit 2.1


                               CONSOLIDATION AGREEMENT

                    This consolidation agreement and plan of reorganization ("Agreement") is made as of the 1st day of April, 1996, between Grand Court Lifestyles, Inc., a Delaware corporation (hereinafter the "Buyer"), party of the first part, and John Luciani and Bernard M. Rodin (the "Transferring Shareholders") and J. & B. Company, a New Jersey partnership (hereinafter the "Company"), parties of the second part.

                                 W I T N E S S E T H

                    Whereas, the Buyer has been formed to consolidate with and succeed to the respective businesses and operations of certain entities owned by the Transferring Shareholders;

                    Whereas, the Transferring Shareholders desire to transfer certain of their shares of capital stock of the corporations set forth on Schedule 1.1 hereto (the "Shares") to the Buyer;

                    Whereas, the Transferring Shareholders further desire to transfer the interests in partnerships, limited liability companies, joint ventures and purchase notes as set forth on
          Schedule 1.2 hereto (the "Transferring Shareholder Interests") to the Buyer;

                    Whereas, the Company desires to transfer certain interests as set forth on Schedule 1.3 hereto (the "Company Interests") to the Buyer;

                    Whereas, in exchange for the Shares, the Transferring Shareholder Interests and the Company Interests, the Buyer desires to transfer to the Transferring Shareholders and the Company shares of the Common Stock, par value $.10 per share of the Buyer;

                    Whereas, the transactions contemplated by this Agreement will be undertaken in connection with a related "Agreement of Merger and Plan of Reorganization," dated as of April 1, 1996 between Buyer and certain corporations wholly-owned by the Transferring Shareholders; and

                    Whereas, the transactions contemplated by this Agreement are intended to generally qualify for nonrecognition treatment under Section 351 of the Internal Revenue Code of 1986, as amended;

                    Accordingly, the parties hereto agree as follows:


                                      ARTICLE I
                      STOCK AND INTERESTS ACQUIRED BY THE BUYER


                    SECTION 1.1. Stock transferred by Transferring
                                 ---------------------------------
          Shareholders.
          ------------
                        The Transferring Shareholders hereby transfer, assign and convey, and the Buyer hereby acquires, the Shares from the Transferring Shareholders.

                    SECTION 1.2. Interests transferred by the Transferring
                                 -----------------------------------------
          Shareholders.
          ------------
                         The Transferring Shareholders hereby transfer, assign and convey to the Buyer, and the Buyer hereby acquires from the Transferring Shareholders, the Transferring Shareholder Interests.

                    SECTION 1.3. Interests transferred by the Company.
                                 ------------------------------------
                                                                        The
          Company hereby transfers, assigns and conveys to the Buyer, and the Buyer hereby acquires from the Company, the Company Interests.

                                      ARTICLE 2
                                     OBLIGATIONS

               SECTION 2.1 Obligations assumed by the Buyer.
                           --------------------------------
                                                              Subject to
          the terms and conditions contained in this Agreement, the Buyer will assume the obligations and guarantees listed on Schedule
          2.1. The Buyer hereby agrees to indemnify the Company and the principals, officers, employees and agents of the Company against any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against the Company or any such person arising out of Obligations expressly assumed by the Buyer.


               SECTION 2.2. Obligations expressly not assumed by the Buyer.
                            ----------------------------------------------
          The Buyer will not assume the liabilities listed on Schedule 2.2. The Company hereby agrees to indemnify the Buyer and the directors, officers, employees and agents of the Buyer against any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against the Buyer or any such person arising out of Obligations expressly not assumed by the Buyer.

                                      ARTICLE 3
                                    CONSIDERATION

                    SECTION 3.1. In consideration of the transfer to the Buyer of (i) the Shares, (ii) the Transferring Shareholder Interests and (iii) the Company Interests, the Buyer hereby delivers, in the aggregate, 3,000 shares of the Buyer's Common Stock, par value of $.10 per share, which shall be issued to the Transferring Shareholders and the Company as stated on Schedule 3.1.

                                      ARTICLE 4
                                  FURTHER ASSURANCES

                    SECTION 4.1 The Transferring Shareholders shall execute and deliver all such documents and do all things necessary or proper to effect the transactions contemplated herein.

                                      ARTICLE 5
                                       EXPENSES

                    SECTION 5.1 All of the expenses of the Buyer, Transferring Shareholders and the Company in connection with the negotiation, preparation, delivery and performance of this Agreement and the transactions contemplated hereby shall be borne by the Buyer.

                                      ARTICLE 6
                                     TERMINATION

                    This Agreement may be terminated at any time upon the mutual written consent of the parties hereto.


                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


          /s/ John Luciani                     /s/  Bernard M. Rodin
          -----------------------              ----------------------------
          John Luciani                         Bernard M. Rodin



                              J&B Management Company


          /s/ John Luciani                     /s/ Bernard M. Rodin
          -----------------------              ----------------------------
          By: John Luciani                     By: Bernard M. Rodin
              Partner                              Partner



                            Grand Court Lifestyles, Inc.


          /s/ John Luciani                     /s/ Bernard M. Rodin
          -----------------------              ----------------------------
          By: John Luciani                     By: Bernard M. Rodin
              President                            Vice-President

                                     SCHEDULE 1.1
                                        SHARES

               The Transferring Shareholders will transfer to the Buyer all of the issued and outstanding Common Stock of the following entities, each a Delaware corporation:

          Leisure Facilities, Inc
          Leisure Facilities, Inc, II
          Leisure Facilities, Inc, III
          Leisure Facilities, Inc, IV
          Leisure Facilities, Inc, V
          Leisure Facilities, Inc, VI
          Leisure Facilities, Inc, VII
          Leisure Facilities, Inc, VIII
          Leisure Facilities, Inc, IX
          Leisure Facilities, Inc, X
          Leisure Facilities, Inc, XI
          Leisure Facilities, Inc, XII
          Leisure Facilities, Inc, XIII
          Leisure Facilities, Inc, XIV
          Leisure Facilities, Inc, XV
          Leisure Facilities, Inc, XVI

                                     SCHEDULE 1.2
                          TRANSFERRING SHAREHOLDER INTERESTS

          The Transferring Shareholders will transfer to the Buyer the following interests which are currently held by the Transferring
          Shareholders:

               (a) interests in T Lakes L.C., a Florida limited liability company;

               (b) any and all interests in the Company Purchase Notes, as defined herein, otherwise being transferred to the Buyer pursuant to this Agreement (subject to the limitations set forth in paragraph (a) of Schedule 1.3);

               (c) any and all interests in the Waterford Place Apartments Joint Venture ("Waterford Joint Venture");

               (d) interests in Leisure Centers, L.L.C., a Texas limited liability company;

               (e) interests in J&B Financing, LLC, a Delaware limited liability company; and

               (f) any and all interests under the "Assignment of Certain Rights Relating to Limited Partner Class A Interests and Limited Partner Class B Interests" dated as of January 1, 1994 and related documents entered into by
                    J. & B. Management Corp., John Luciani, Bernard M. Rodin, Whitney Associates, Tulsa Associates and Silver Spring Associates.

                                     SCHEDULE 1.3
                                  COMPANY INTERESTS

          The Company will transfer to the Buyer the following interests which are currently held by the Company:

               (a) all of its ownership rights in the purchase notes from the following entities (the "Company Purchase Notes"), provided, however, that (1) all interest on the Company Purchase Notes which has accrued and is unpaid prior to the date of this Agreement will remain with the Company and (2) this accrued interest, if any, on each Company Purchase Note will be paid to the Company with the proceeds that remain, if any, after the Buyer is paid in full the outstanding principal balance on such Company Purchase Note along with all interest which accrues beginning on the date of this Agreement:

                    (i)            Abbey Lane Associates
                    (ii)           Alice Associates - I Limited Partnership
                    (iii)          Alice Associates - II Limited
                                   Partnership
                    (iv)           Alice Associates - III Limited
                                   Partnership
                    (v)            Alice Associates - IV Limited
                                   Partnership
                    (vi)           Allen Associates Two, Limited
                                   Partnership
                    (vii)          Anderson Associates
                    (viii)         Antioch Associates
                    (ix)           Argyle Associates
                    (x)            Augusta Associates
                    (xi)           Baskerville Associates
                    (xii)          Bastrop Associates
                    (xiii)         Bayou Ridge Associates
                    (xiv)          Beaufort Associates
                    (xv)           Beauregard Associates
                    (xvi)          Bedford Associates
                    (xvii)         Belton Associates
                    (xviii)        Berkshire Associates
                    (xix)          Bissel Associates
                    (xx)           Blair Associates
                    (xxi)          Bossier Associates
                    (xxii)         Bridges Phase II Associates
                    (xxiii)        Brushcreek Associates
                    (xxiv)         Carrboro Associates
                    (xxv)          Carolina Associates
                    (xxvi)         Carolina Main Associates
                    (xxvii)        Center Associates
                    (xxviii)       Century Associates
                    (xxix)         Chambersburg Associates
                    (xxx)          Chase Hills Associates
                    (xxxi)         Chesterfield Associates
                    (xxxii)        Cipal Associates
                    (xxxiii)       Clovis Associates
                    (xxxiv)        College Hill Associates
                    (xxxv)         Columbia Associates
                    (xxxvi)        Contessa Associates
                    (xxxvii)       Cockrell Hill Associates
                    (xxxviii)      Corpus Christi Associates I Limited
                                   Partnership
                    (xxxix)        Corpus Christi Associates II Limited
                                   Partnership
                    (xl)           Corpus Christi Associates III Limited
                                   Partnership
                    (xli)          Corpus Christi Associates IV Limited
                                   Partnership
                    (xlii)         County Chesterfield Associates
                    (xliii)        Delaware River Associates
                    (xliv)         Dickinson Associates
                    (xlv)          Douglas Associates
                    (xlvi)         Duncan South Associates
                    (xlvii)        Durham Associates
                    (xlviii)       East Texas Associates
                    (xlix)         Eastland Associates
                    (l)            Eastview Associates
                    (li)           Euclid Associates
                    (lii)          Evangeline Associates
                    (liii)         Ewing Associates, Limited Partnership
                    (liv)          Farmington Associates
                    (lv)           Forsyth, NC Associates
                    (lvi)          Fort Worth Associates
                    (lvii)         Fox Associates
                    (lviii)        Fox Run Associates
                    (lix)          Freshfield Associates
                    (lx)           Garfield Associates
                    (lxi)          Gateway Nine Associates
                    (lxii)         Gladstone Associates
                    (lxiii)        Golden Village Associates
                    (lxiv)         Greentree Associates
                    (lxv)          Grand Associates
                    (lxvi)         Grandview Associates
                    (lxvii)        Greenville Associates
                    (lxviii)       Gregg Associates
                    (lxix)         Groves Associates
                    (lxx)          Gwinnett Associates
                    (lxxi)         Harrisonville Associates
                    (lxxii)        Hiawatha Associates
                    (lxxiii)       Hillside Associates
                    (lxxiv)        Hill Top-Abilene Associates Limited
                                   Partnership
                    (lxxv)         Huntsville Associates
                    (lxxvi)        Ivanhoe Associates
                    (lxxvii)       Jackson Associates
                    (lxxviii)      Jackson Hills Associates
                    (lxxix)        Jason Associates
                    (lxxx)         Jesup Associates
                    (lxxxi)        Kansas Associates
                    (lxxxii)       Kings Villa Associates
                    (lxxxiii)      Kirksville Associates - I Limited
                                   Partnership
                    (lxxxiv)       Kirksville Associates - II Limited
                                   Partnership
                    (lxxxv)        Kirksville Associates - III Limited
                                   Partnership
                    (lxxxvi)       Kirksville Associates - IV Limited
                                   Partnership
                    (lxxxvii)      Lake June Associates
                    (lxxxviii)     Lake Michigan Associates
                    (lxxxix)       Lakeshore Associates
                    (xc)           Lancaster Associates
                    (xci)          Laredo Associates
                    (xcii)         Las Cruces Associates
                    (xciii)        Linwood Associates
                    (xciv)         Llewellyn Associates
                    (xcv)          Logan Place Associates
                    (xcvi)         Lovett Associates
                    (xcvii)        Lubbock Associates
                    (xcviii)       Marble Falls Associates
                    (xcix)         Marble Falls II Associates
                    (c)            McAllen Grande Associates
                    (ci)           Magnum Associates
                    (cii)          The Meadows Associates
                    (ciii)         Midland Associates
                    (civ)          Millville Associates - I
                    (cv)           Millville Associates - II
                    (cvi)          Millville Associates - III
                    (cvii)         Millville Associates - IV
                    (cviii)        Missouri Associates
                    (cix)          Monroe Place Associates
                    (cx)           Muskogee Associates
                    (cxi)          New Iberia Associates, Ltd.
                    (cxii)         The New West Associates
                    (cxiii)        Newport Associates
                    (cxiv)         Oak Hills Associates
                    (cxv)          Old Vineyard Associates
                    (cxvi)         Pagefield Associates
                    (cxvii)        Parkhill Associates
                    (cxviii)       Park Manor Associates
                    (cxix)         Parkside Associates
                    (cxx)          Place South Associates
                    (cxxi)         Plains Associates
                    (cxxii)        Plano Associates
                    (cxxiii)       Port Arthur Associates
                    (cxxiv)        Republic Associates
                    (cxxv)         Richardson Associates
                    (cxxvi)        Rio Alma Associates
                    (cxxvii)       Rio Dolores Associates
                    (cxxviii)      Rio Donna Associates
                    (cxxix)        Rio Juanita Associates
                    (cxxx)         Rio Rosa Associates
                    (cxxxi)        Royal Oaks Associates
                    (cxxxii)       Royal Palms Associates
                    (cxxxiii)      Running Fox Associates
                    (cxxxiv)       St. Louis Associates
                    (cxxxv)        Benito Associates (AKA San Benito
                                   Associates -II)
                    (cxxxvi)       Benito Valley Associates
                    (cxxxvii)      San Benito Associates - I
                    (cxxxviii)     Rio Benito Associates (AKA San Benito
                                   Assoc. - IV)
                    (cxxxix)       Sedalia Associates
                    (cxl)          Seguin Associates I Limited Partnership
                    (cxli)         Seguin Associates II Limited Partnership
                    (cxlii)        Seguin Associates III Limited
                                   Partnership
                    (cxliii)       Seguin Associates IV Limited Partnership
                    (cxliv)        Shreveport Associates
                    (cxlv)         Sidehill Associates
                    (cxlvi)        Silver Springs Associates
                    (cxlvii)       Somerset Associates
                    (cxlviii)      South Belt Associates
                    (cxlix)        South Dade Associates, Ltd.
                    (cl)           South Florida Associates
                    (cli)          Spartan Associates
                    (clii)         Tahoe Realty Associates
                    (cliii)        Tarrant Associates
                    (cliv)         Taylor Associates
                    (clv)          Troost Associates
                    (clvi)         Tulsa Associates
                    (clvii)        Tumbleweed Associates
                    (clviii)       University Place Associates
                    (clix)         Village Associates (Duncan)
                    (clx)          Village Associates
                    (clxi)         Vine Hill Associates
                    (clxii)        Wagon Hill Associates
                    (clxiii)       Walnut Place Associates
                    (clxiv)        West Oaks Associates
                    (clxv)         Westbury Associates
                    (clxvi)        Wharton Associates
                    (clxvii)       Whitney Associates
                    (clxviii)      Wilkes-Barre Associates
                    (clxix)        Winston-Salem Associates
                    (clxx)         Woodhall Associates
                    (clxxi)        Woodlands Associates
                    (clxxii)       Woodlen Place Associates
                    (clxxiii)      Worth Associates
                    (clxxiv)       Wyandotte Associates

               (b) all of its rights, entitlements and obligations pursuant to the Loan and Exchange Accounts ("L&E Accounts") which relate to the Company Purchase Notes;

               (c)  the receivables from the following:

                    (i)       Marquis Apts L.P.,
                    (ii)      Camel L.P.,
                    (iii)     4800 Roanoke L.P.,
                    (iv)      Laplacita Apts L.P.,
                    (v)       Winchell Apts L.P. and
                    (vi)      707 West 10th L.P.;

               (d)  its interest in Waterford Joint Venture;

               (e) its interest in the note from Bryan Center Associates dated as of March 27, 1992, as modified as of March 31, 1995 (the "Bryan Note"); and

               (f)  the Deed of Trust with Security Agreement and
                    Assignment of Rents for the Walden Retirement Center. which secures the Bryan Note;

               (g) the $126,000 Bryan Center Associates receivable relating to the original turnkey mortgage.

               (h) the following interests in and related to Caton Towers Corp. ("Caton Corp"):
                    (i) its 22,554 shares in Caton Corp, subject to the liability secured with certain of such shares,

                    (ii) the mortgage receivables, along with any security interests, secured by shares in Caton Corp, and

                    (iii) its 50% interest in Caton Associates, a _________ general partnership.

                                     SCHEDULE 2.1
                           OBLIGATIONS ASSUMED BY THE BUYER

          The Buyer will assume the following obligations and guarantees:

               (a)  obligations owing to the following:
                    (i)       Aras Associates,
                    (ii)      Boatman's First National Bank,
                    (iii)     Citizens Banking Company,
                    (iv)      FLBA, Inc.,
                    (v)       George Batchelor,
                    (vi)      Gotham Bank of New York,
                    (vii)     Hillcrest Bank,
                    (viii)    IAL Aircraft Holding, Inc.,
                    (ix)      Interbank of New York,
                    (x)       Joseph Lovenduski,
                    (xi)      Maroon Investors, Inc.,
                    (xii)     North Fork Bank,
                    (xiii)    Panasia Bank,
                    (xiv)     State Bank of Long Island,
                    (xv)      Sterling National Bank, and
                    (xvi)     Wirmaw Associates.

               (b) the lease on the office space at One Executive Drive, Fort Lee, New Jersey, which is currently in the name of Joburn Operating, Inc.;

               (c) the guarantees given to or to be given to the investors in Retirement Financing Associates, L.P.-I and Retirement Associates, L.P.-II, each a Delaware limited partnership;

               (d) the guarantee given to the investors in the Waterford Joint Venture;

               (e) the guarantees relating to the restructuring of the liabilities secured by the properties owned by the following entities:
                    (i)       Marquis Apts L.P.;
                    (ii)      Camel L.P.;
                    (iii)     4800 Roanoke L.P.;
                    (iv)      Laplacita Apts L.P.;
                    (v)       Winchell Apts L.P.;
                    (vi)      707 West 10th L.P.;
                    (vii)     Venue Apts., L.P.; and
                    (viii)    Tempo Apts, L.P.

               (f) the guarantees given to the limited partners of the following limited partnerships:
                    (i)       Bayswater Associates, L.P.;
                    (ii)      Brighton Manor Associates, L.P.;
                    (iii)     Brookstone Associates, L.P.;
                    (iv)      Bryan Station Associates, L.P.;
                    (v)       Cloverset Associates, L.P.;
                    (vi)      Concorde Associates, L.P.;
                    (vii)     Dover Associates, L.P.;
                    (viii)    Edgemere Associates, L.P.;
                    (ix)      Essex Associates, L.P.;
                    (x)       Green Hills Associates, L.P.;
                    (xi)      Harrow Associates, L.P.;
                    (xii)     Harvard Heights Associates, L.P.;
                    (xiii)    Lubbock Village Associates, L.P.;
                    (xiv)     Magnolia Hills Associates, L.P.;
                    (xv)      Millbrook Hills Associates, L.P.;
                    (xvi)     Nine Ten Penn Associates, L.P.;
                    (xvii)    Palm Gardens Associates, L.P.;
                    (xviii)   Palm Villas Associates, L.P.;
                    (xix)     Paradise Valley Associates, L.P.;
                    (xx)      Riverhills Associates, L.P.;
                    (xxi)     Salisbury Associates, L.P.;
                    (xxii)    Sierra Vista Associates, L.P.;
                    (xxiii)   Sommerville Associates, L.P.;
                    (xxiv)    Stratford Associates, L.P.;
                    (xxv)     Tudor Associates, L.P.;
                    (xxvi)    Western Oaks Associates, L.P.; and
                    (xxvii)   Windsor Associates, L.P.

               (g) the guarantee given to the Hillcrest Bank by the Company relating to the mortgage on the Victory Hills Town Homes given to the Hillcrest Bank by Victory Hills Associates;

               (h) any and all obligations relating to the following securities:

                    (i)       Series 1, Short Term Step-Up Bonds due March
                              15, 2001
                    (ii)      Series 2, 12.375% Bonds due April 15, 2003
                    (iii)     Series 1, 12% Debentures due June 16, 2000
                    (iv)      Series 2, 12% Debentures due April 15, 1999
                    (v)       Series 3, 11% Debentures due December 31,
                              1996
                    (vi)      Series 4, 11.5% Debentures due April 15, 2000
                    (vii)     Series 5, 12% Debentures due January 15, 2003
                    (viii)    Series 6, 12% Debentures due April 15, 2003
                    (ix)      Series 7, 11% Debentures due January 15, 2002
                    (x)       Series 8, 11% Debentures due January 15, 2002
                    (xi)      Series 9, 12% Debentures due September 15,
                              2001
                    (xii)     Series 10, 12% Debentures due January 15,
                              2004

                                     SCHEDULE 2.2
                    OBLIGATIONS EXPRESSLY NOT ASSUMED BY THE BUYER

          The Buyer will not assume the portion of any liabilities owing to Sterling National Bank which are secured with investor notes from Golden Home Associates, Drake Associates or Gateway 10
          Associates.

                                     SCHEDULE 3.1
                                    CONSIDERATION


          The 3,000 shares of the Buyer's Common Stock, par value of $.10 per share, shall be issued to the Transferring Shareholders and the Company as follows:


                    John Luciani: 1,000 shares
                    Bernard M. Rodin: 1,000 shares
                    J. & B. Management Company: 1,000 shares